UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 7, 2022

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Global Select Market

☐	Emerging growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 8.01	Other Events
On October 7, 2022, HomeStreet Bank (the "Bank") a wholly owned subsidiary of HomeStreet, Inc. (the "Company") entered into a Purchase and Sale Agreement with U.S. Bancorp and MUFG Union Bank N.A. pursuant to which the Bank will acquire three legacy MUFG Union Bank branches in San Bernardino County, California. The acquisition by HomeStreet will include the deposits, customer relationships, related loans, owned real estate and fixed assets associated with the branches, as well as the employees of the branches. As part of the purchase agreement, HomeStreet will assume approximately $490 million in deposits and purchase approximately $22 million in loans.

The sale is expected to close in the first quarter of 2023, subject to regulatory approval of the branch sale and other closing conditions, including the closing of U.S. Bancorp’s acquisition of MUFG Union Bank’s core regional banking franchise.

A press release issued by HomeStreet Bank, U.S. Bancorp and MUFG Union Bank announcing the agreement is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit 99.1	Press Release dated October 12, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within with Inline XBRL)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2022

HomeStreet, Inc.

By:	/s/ John M. Michel
John M. Michel
Executive Vice President and Chief Financial Officer